SEVENTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SEVENTH AMENDMENT effective as of June 1, 2021, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:

ATAC Credit Rotation ETF
iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
ZEGA Buy and Hedge ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST    TIDAL ETF SERVICES LLC
On behalf of each series listed on Amended Exhibit A attached hereto

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson

Name:	Eric W. Falkeis	Name:	Daniel H. Carlson

Title:	President	Title:	Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series
Aware Ultra-Short Duration Enhanced Income ETF SoFi Select 500 ETF
SoFi Next 500 ETF SoFi 50 ETF
SoFi Gig Economy ETF SoFi Weekly Income ETF SoFi Weekly Dividend ETF
RPAR Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF SP Funds S&P Global REIT Sharia ETF
Adasina Social Justice All Cap Global ETF
Leatherback Long/Short Absolute Return ETF Leatherback Long/Short Alternative Yield ETF
ATAC US Rotation ETF ATAC Credit Rotation ETF
Gotham Enhanced 500 ETF Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF Sound Equity Income ETF
Sound Enhanced Equity Income ETF Sound Total Return ETF
Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF American Customer Satisfaction ETF SonicSharesTM Airlines, Hotels, Cruise Lines ETF
iClima Global Decarbonization Leaders ETF iClima Distributed Renewable Energy Leaders ETF
Robinson Alternative Yield Pre-Merger SPAC ETF ZEGA Buy and Hedge ETF

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